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             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549
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                                 FORM 8-K

                               Current Report
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 24, 2002

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                     Commission File Number   33-94670-01
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                              FARMERS GROUP, INC.
           (Exact name of registrant as specified in its charter)

                                   NEVADA
                       (State or other jurisdiction of
                       incorporation or organization)

                                  95-0725935
                      (IRS Employer Identification No.)

           4680 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90010
             (Address of principal executive offices)(Zip Code)

                                (323) 932-3200
             (Registrants telephone number, including area code)


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Item 5.         Other Events.

            On September 24, 2002, Farmers Insurance Exchange and Fire Insurance Exchange, each of which are insurance carriers owned by their respective policyholders (collectively, the "Exchanges"), announced that they will not be renewing their current homeowners insurance policies in Texas beginning in November 2002. This action was taken in connection with the issuance by the Texas Commissioner of Insurance of an emergency cease and desist order against the Exchanges alleging unfair rate-setting practices by the Exchanges and will impact approximately 700,000 households in Texas. The Exchanges' decision to stop providing homeowners insurance in Texas will negatively impact the revenues received by Farmers Group, Inc. and its subsidiaries from the Exchanges. As of the date of this Report, Farmers Group, Inc. is unable to determine the impact, if any, this decision will have on other insurance services provided by Farmers in Texas (e.g., automobile, umbrella, flood, life, commercial).

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                             FARMERS GROUP, INC.
                              AND SUBSIDIARIES

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California.

                                                     Farmers Group, Inc.
                                                            (Registrant)

                           October 4, 2002       /s/     Pierre Wauthier
                           ---------------------------------------------
                           Date                          Pierre Wauthier
                                                  Senior Vice President,
                                                 Chief Financial Officer
                                                            and Director